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                                                                Exhibit (h)(14)


                    Nicholas-Applegate Institutional Funds
                              600 West Broadway
                         San Diego, California 92101


                                             February 14, 2001



Nicholas-Applegate Capital Management
600 West Broadway
San Diego, California 92101

Ladies and Gentlemen:

This will confirm our agreement that the expense limitation letter agreement between us dated May 9, 1999 is hereby amended to add the Nicholas-Applegate International Structured Fund and Nicholas-Applegate Small Cap Value Fund as Funds thereunder. The full list of Funds covered by the Agreement and the expense limitations with respect to each such Fund are as set forth in Exhibit A hereto.

                  In all other respects, the expense limitation letter agreement, as previously amended, will remain in full force and effect. Please sign this letter below to confirm your agreement with this amendment.

                                            Very truly yours,



                                            --------------------
                                            Charles H. Field, Jr.
                                            Assistant Secretary


AGREED:
Nicholas-Applegate Capital Management


By:      _____________________
         Charles H. Field, Jr.
         Deputy General Counsel



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
                                     EXHIBIT A
                           EXPENSE LIMITATIONS BY FUND

Small Cap Growth                                  Class I                       1.17%
                                                  Class R                       1.42%

Mid Cap Growth                                    Class I                       1.00%
                                                  Class R                       1.25%

Large Cap Growth                                  Class I                       1.00%
                                                  Class R                       1.25%

Value                                             Class I                       1.00%
                                                  Class R                       1.25%

Small Cap Value                                   Class I                       1.30%

Emerging Countries                                Class I                       1.65%
                                                  Class R                       1.90%

International Core Growth                         Class I                       1.40%
                                                  Class R                       1.65%

International Structured                          Class I                       1.25%

High Quality Bond                                 Class I                       0.45%
                                                  Class R                       0.70%

Mini Cap Growth                                   Class I                       1.56%

Global Technology                                 Class I                       1.40%

International Small Cap                           Class I                       1.40%

Worldwide Growth                                  Class I                       1.35%

Global Growth & Income                            Class I                       1.35%

Latin America                                     Class I                       1.65%

Pacific Rim                                       Class I                       1.40%

Convertible                                       Class I                       1.00%

Global Blue Chip                                  Class I                       1.20%

High Yield Bond                                   Class I                       0.75%

Short Intermediate Fixed                          Class I                       0.35%

Global Health Care                                Class I                       1.40%